SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

January 9, 2004
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850
(Registrant's telephone number, including area code)

Item 12. Results of Operations and Financial Condition

On January 9, 2004, the Registrant issued a press release announcing that results of operations for the quarter ended December 31, 2003 are expected to exceed consensus estimates. A copy of the press release is included with this report as Exhibit 99(1).

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits

(c) Exhibit 99(1). Press release of Forest Laboratories, Inc. dated January 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 9, 2004

Forest Laboratories, Inc.
(Registrant)

/s/ John E. Eggers
John E. Eggers
Vice President - Finance and
Chief Financial Officer

Exhibit 99(1)

                                                                                                                 Company Contact:
                                                                                                                 CHARLES E. TRIANO
                                                                                                                 Vice President-Investor Relations
                                                                                                                 Forest Laboratories, Inc.
                                                                                                                 909 Third Avenue
                                                                                                                 New York, NY 10022
                                                                                                                 (212) 224-6714
                                                                                                                 charles.triano@frx.com

FOREST LABORATORIES TO EXCEED FISCAL 2004 THIRD QUARTER CONSENSUS AND GUIDES FULL YEAR TO TOP END OF PREVIOUS GUIDANCE

NEW YORK, January 9, 2004 ---- Forest Laboratories, Inc. (NYSE:FRX), an international pharmaceutical manufacturer and marketer, today announced that it expects its performance for the fiscal 2004 third quarter ended December 31, 2003 to exceed current consensus estimates. The Company projects that diluted earnings per share will exceed the current First Call consensus estimate of $0.51 per share by at least 15%. In the third quarter of last fiscal year Forest earned $0.47 per share.

The Company indicated that the principal reason for the better than anticipated performance in the quarter is strong net sales volume which will be approximately $700 million. Sales of its antidepressant Lexapro® were approximately $315 million and sales of the antidepressant Celexa® were approximately $275 million. The Company believes that a portion of the sales increase in the quarter was due to wholesaler buying patterns prior to the holiday period at the end of the quarter which may have contributed an additional $15 to $25 million of sales in the quarter.

Research and development expense in the quarter was approximately $50 million which was somewhat lower than planned due to the timing of our just announced agreement with Cypress Bioscience, Inc. and the resulting research and development payment, which will now occur in the March quarter.

The Company's previous earnings per share guidance for our March 31, 2004 fiscal year was a range of $1.82 to $1.92. However, given the performance of this quarter, the Company now anticipates that earnings per share will be at the upper end of that range. Included in this is the research and development payment for the just announced Cypress Bioscience, Inc. agreement, anticipation that some portion of the excess buy-in in the third quarter will reverse in the fourth quarter, and an overall spending level somewhat lower than initially planned.

About Forest Laboratories and Its Products

Forest Laboratories' growing line of products includes: Lexapro®, an SSRI antidepressant indicated for the initial and maintenance treatment of major depressive disorder and Generalized Anxiety Disorder; Celexa®, an antidepressant; Namenda™, an N-methyl D-aspartate (NMDA) receptor antagonist indicated for the treatment of moderate to severe Alzheimer's disease; Tiazac®, a once-daily diltiazem, indicated for the treatment of angina and hypertension; Benicar®*, an angiotensin receptor blocker indicated for the treatment of hypertension; Benicar HCT, an angiotensin receptor blocker and diuretic combination product indicated for the second-line treatment of hypertension; and Aerobid®, an inhaled steroid indicated for the treatment of asthma.

*Benicar® is a registered trademark of Sankyo Pharma, Inc.

Except for historical information contained herein, this release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that affect our business, including risk factors listed from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and Quarterly Reports on Form 10-Q for the periods ending June 30, 2003, and September 30, 2003. Actual results may differ materially from those projected.